Exhibit 99.1

Momentive Announces Preliminary Third Quarter 2021 Financial Results

SAN MATEO, Calif. — October 28, 2021 — Momentive (NASDAQ: MNTV—formerly SurveyMonkey), an agile experience management company, today reported preliminary third quarter results for the period ended September 30, 2021.

Q3 2021 Key Results

•	Total revenue was $114.8 million, an increase of 20% year-over-year. Revenue exceeded the high-end of the previously issued guidance range of $112.5 million to $114.5 million.

•	Enterprise sales revenue was $37.6 million, an increase of 37% year-over year. Enterprise sales revenue accounted for approximately 33% of total revenue, up from approximately 29% in Q3 2020.

•	Self-serve revenue was $77.1 million, an increase of 13% year-over-year.

•	Deferred revenue was $197.6 million, an increase of 20% year-over-year. Remaining performance obligations were $222.6 million, an increase of 21% year-over-year.

•	GAAP operating margin was negative 17.1% and non-GAAP operating margin was 6.5%. Non-GAAP operating margin exceeded the high-end of the previously issued guidance range of 2.0% to 4.0%.

•	Net cash provided by operating activities was $16.7 million and free cash flow was $14.7 million for 14.6% and 12.8% margin, respectively.

•	Cash and cash equivalents totaled $300.7 million and total debt was $212.2 million for net cash of $88.5 million as of September 30, 2021.

Enters into Definitive Agreement to be Acquired by Zendesk

Momentive’s preliminary results are provided in conjunction with today’s announcement that the Company has entered into a definitive agreement to be acquired by Zendesk. Please refer to today’s announcement entitled Zendesk to Acquire Momentive and its Iconic SurveyMonkey Platform available at www.momentive.ai/en/newsroom/.

The Momentive Q3 2021 financial information in this press release is preliminary and subject to completion of quarter-end financial reporting processes. The Company will publish its full Q3 2021 financial results on Tuesday, November 9, 2021.

Due to the Company’s pending acquisition by Zendesk, the Company is canceling its November 9 conference call and webcast to discuss these financial results. Additionally, the Company will not be providing financial guidance for Q4 2021 and is suspending its financial guidance for the full year 2021.

About Momentive

Momentive (NASDAQ: MNTV—formerly SurveyMonkey) is a leader in agile experience management, delivering powerful, purpose-built solutions that bring together the best parts of humanity and technology to redefine AI. Momentive products, including GetFeedback, SurveyMonkey, and Momentive brand and market insights solutions, empower decision-makers at 345,000 organizations worldwide to shape exceptional experiences. More than 20 million active users rely on Momentive to fuel market insights, brand insights, employee experience, customer experience, and product experience. Ultimately, the Company’s vision is to raise the bar for human experiences by amplifying individual voices. Learn more at momentive.ai.

Investor Relations Contact:

Gary J. Fuges, CFA

investors@momentive.ai

Media Contact:

Katie Miserany

pr@momentive.ai

Source: Momentive Global Inc.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our financial outlook, outstanding shares, products, including our investments in products, technology, and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements the Company makes.

The risks and uncertainties referred to above include—but are not limited to—risks related to the COVID-19 coronavirus pandemic; our ability to retain and upgrade customers; our revenue growth rate; our brand (including our recent rebranding); our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers; privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results are included in documents filed with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2021, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.momentive.ai. All information provided in this release and in the attachments is as of October 28, 2021, and we undertake no obligation to update this information.

Use of Non-GAAP Financial Measures

This press release contains information about Momentive Global Inc.’s financial results which are not presented in accordance with U.S. GAAP. Non-GAAP Income from operations, Non-GAAP Operating margin and Free cash flow are non-GAAP financial measures.

The Company defines Non-GAAP income from operations as GAAP loss from operations excluding: (i) stock-based compensation, net, and (ii) amortization of acquisition intangible assets and has excluded the effect of these items because they are non-cash and/or are non-recurring in nature and because the Company believes that the Non-GAAP financial measure excluding these items provide meaningful supplemental information regarding operational performance and liquidity. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. Non-GAAP operating margin is defined as Non-GAAP operating income from operations divided by revenue.

The Company defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment and capitalized internal-use software. The Company considers free cash flow to be an important measure because it measures the Company’s liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which the Company believes provides a more accurate view of its cash generation and cash available to grow its business. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect the Company’s future contractual commitments and may be calculated differently by other companies in its industry, limiting its usefulness as a comparative measure.

The Company uses Non-GAAP measures to compare and evaluate its operating results across periods in order to manage its business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing its strategic operating plans. The Company believes that these Non-GAAP measures provide useful information about its operating results, enhance the overall understanding of its past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by its management in evaluating the Company’s financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s condensed consolidated financial statements prepared in accordance with GAAP.

MOMENTIVE GLOBAL INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited)

Reconciliation of GAAP to Non-GAAP (Loss) Income from operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2021	2020	2021	2020
GAAP Loss from operations	$(19,662)	$(22,594)	$(73,193)	$(65,409)
GAAP Operating margin	(17)%	(24)%	(22)%	(24)%
Stock-based compensation, net	24,594	21,606	73,766	58,579
Amortization of acquisition intangible assets	2,500	3,070	7,717	9,796

Non-GAAP Income from operations	$7,432	$2,082	$8,290	$2,966

Non-GAAP Operating margin	6%	2%	3%	1%

Calculation of Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Net cash provided by operating activities	$16,747	$17,892	$60,308	$43,987
Purchases of property and equipment	(65)	—	(387)	(772)
Capitalized internal-use software	(2,032)	(1,679)	(6,450)	(7,051)

Free cash flow	$14,650	$16,213	$53,471	$36,164